Exhibit (a)(46)
AMENDMENT NO. 45
TO THE
DECLARATION OF TRUST
OF
GOLDMAN SACHS TRUST
     This AMENDMENT NO. 45 to the AGREEMENT AND DECLARATION OF TRUST (the “Declaration”) as amended, dated the 28th day of January, 1997 of Goldman Sachs Trust (the “Trust”) is made by the Trustees named below as of June 13, 2007;
     RESOLVED, that effective June 13, 2007, the Agreement and Declaration of Trust of the Trust dated January 28, 1997, as amended (the “Declaration”), be further amended as contemplated in Article V, section 2 and Article IX, section 8 thereof by changing the name of the existing Series of units of the Trust known as “Goldman Sachs Life Solutions 2010 Portfolio” to “Goldman Sachs Retirement Strategy 2010 Portfolio”;
     RESOLVED, that effective June 13, 2007, the Agreement and Declaration of Trust of the Trust dated January 28, 1997, as amended (the “Declaration”), be further amended as contemplated in Article V, section 2 and Article IX, section 8 thereof by changing the name of the existing Series of units of the Trust known as “Goldman Sachs Life Solutions 2015 Portfolio” to “Goldman Sachs Retirement Strategy 2015 Portfolio”;
     RESOLVED, that effective June 13, 2007, the Agreement and Declaration of Trust of the Trust dated January 28, 1997, as amended (the “Declaration”), be further amended as contemplated in Article V, section 2 and Article IX, section 8 thereof by changing the name of the existing Series of units of the Trust known as “Goldman Sachs Life Solutions 2020 Portfolio” to “Goldman Sachs Retirement Strategy 2020 Portfolio”;
     RESOLVED, that effective June 13, 2007, the Agreement and Declaration of Trust of the Trust dated January 28, 1997, as amended (the “Declaration”), be further amended as contemplated in Article V, section 2 and Article IX, section 8 thereof by changing the name of the existing Series of units of the Trust known as “Goldman Sachs Life Solutions 2030 Portfolio” to “Goldman Sachs Retirement Strategy 2030 Portfolio”;
     RESOLVED, that effective June 13, 2007, the Agreement and Declaration of Trust of the Trust dated January 28, 1997, as amended (the “Declaration”), be further amended as contemplated in Article V, section 2 and Article IX, section 8 thereof by changing the name of the existing Series of units of the Trust known as “Goldman Sachs Life Solutions 2040 Portfolio” to “Goldman Sachs Retirement Strategy 2040 Portfolio”;

     RESOLVED, that effective June 13, 2007, the Agreement and Declaration of Trust of the Trust dated January 28, 1997, as amended (the “Declaration”), be further amended as contemplated in Article V, section 2 and Article IX, section 8 thereof by changing the name of the existing Series of units of the Trust known as “Goldman Sachs Life Solutions 2050 Portfolio” to “Goldman Sachs Retirement Strategy 2050 Portfolio”;
     FURTHER RESOLVED, that the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Trust be, and each of them hereby is, severally authorized and empowered, in the name of the Trust, to execute and deliver an instrument in writing effecting the aforesaid amendment and to cause the same to be filed wherever in the discretion of such officer such filing is appropriate.

/s/ Ashok N. Bakhru	/s/ Richard P. Strubel
Ashok N. Bakhru	Richard P. Strubel
as Trustee and not individually	as Trustee and not individually

/s/ John P. Coblentz, Jr.	/s/ Alan A. Shuch

John P. Coblentz, Jr.	Alan A. Shuch
as Trustee and not individually	as Trustee and not individually

/s/ Patrick T. Harker

Patrick T. Harker
as Trustee and not individually

/s/ Mary P. McPherson

Mary P. McPherson
as Trustee and not individually